EXHIBIT 99.2

CONTACT:	Michelle M. Davidson
(Media) (856) 968-4390
Leonard F. Griehs (Analysts)
(856) 342-6428

CAMPBELL ANNOUNCES SOUP INITIATIVES FOR FISCAL 2004

Company to Launch “Campbell’s Kitchen Classics,”
New Ready-to-Serve Soups

New In-Store Shelving System to Begin Rollout
Following Successful Market Test

CAMDEN, NJ, May 19, 2003—Campbell Soup Company (NYSE: CPB) today announced several new soup initiatives and updates for fiscal year 2004, which begins in August. These initiatives represent the next steps in the company’s revitalization of its U.S. Soup business. They follow the announcement in February of Campbell’s “M’m! M’m! Good! To Go” line of convenient microwaveable soups, and the company’s new shelving program that significantly improves the ease of shopping in the soup aisle.

Campbell Soup Company, which created the packaged soup category for the food industry more than 100 years ago, is the world’s largest soup maker. The company has approximately 85 percent household penetration in the United States with its more than 200 soup products.

Since July 2001, the company has undertaken multiple initiatives to improve the taste, quality, value, nutrition, convenience and variety of its soups. The plans announced today are a continuation of the company’s efforts to develop innovative ways to satisfy these drivers of consumer soup behavior.

“It’s clear from our third quarter results that we’re gaining momentum with our highest strategic priority – revitalizing our market-leading U.S. Soup business,” said Larry McWilliams, Campbell’s President of North America Soup. “Each of the initiatives announced today is the result of extensive consumer research. We are more closely connected to consumers than ever before and we are significantly strengthening our partnerships with our retail customers, which are helping us move the business forward.”

Ready-to-Serve Soups
As a category, ready-to-serve soups are growing at an annual rate of approximately 5 percent in retail dollars. The following initiatives were announced today as part of Campbell’s plan to further leverage its leadership in this growing category:

■	“Campbell’s Kitchen Classics” – a new line of ready-to-serve soups.
Campbell’s in-depth research shows that a large group of consumers desire high-quality ready-to-serve soup products that are priced between condensed and premium ready-to-serve soups. To bridge this gap in the company’s portfolio and provide consumers with a broader set of choices in the ready-to-serve soup section, Campbell is launching “Kitchen Classics” at the suggested retail price of $1.59 with targeted promotional pricing below $1.00. By comparison, the suggested retail price for Campbell’s leading ready-to-serve soups, “Chunky” and “Select,” ranges from $2.29 to $2.49. In-store prices will vary depending upon the pricing and promotional practices of the retailer.

“Kitchen Classics” is the next generation of “Campbell’s Classics” ready-to-serve soups, which were introduced in May 2000. Significantly improved by comparison, these soups will replace “Campbell’s Classics” and will be available in 10 varieties, including New England Clam Chowder and Lentil. “Kitchen Classics” will be offered in 19-ounce cans with easy open lids.

The new line of soups takes advantage of Campbell’s proprietary cold blend process. Cold blend enhances flavor, results in richer colors and improves soup texture with crunchier vegetables and with more vegetables and meat in each can.

■	“M’m! M’m! Good! To Go” Shows Strong Retailer Acceptance
According to National Eating Trends service, which continuously tracks the eating habits of Americans, one out of four meals is eaten on the go or skipped, and 44 percent of working women carry lunch to work or school. With simple microwave preparation and unique packaging, Campbell’s new “M’m! M’m! Good! To Go” line of single-serve microwaveable soups, announced in February, addresses the needs of these busy consumers.

The “M’m! M’m! Good! To Go” line is showing strong acceptance among retailers. It builds on the initial success of “Soup at Hand,” the sippable, single-serve soup Campbell introduced last fall, and the powerful brand equities of the company’s largest-selling ready-to-serve soups, “Chunky” and “Select.”

As part of the new “M’m! M’m! Good! To Go” line, Campbell will add seven new varieties to the “Soup at Hand” line-up, including three flavors targeted at the “tween” market. Campbell will also introduce six favorite varieties of “Chunky” and four varieties of “Select”, in new single-serve, microwaveable bowls.

Condensed Soups
The company also announced the following initiatives to significantly improve the convenience of its condensed soups:

■	Condensed moves to easy-open lids as quality upgrades continue.
Each year Campbell produces approximately 1.6 billion cans of condensed soup. By the end of summer, for the first time ever, the company will have easy-open lids on its entire condensed line. Campbell’s ready-to-serve soups, including “Chunky” and “Select,” already have this convenient feature, which has contributed to the success of Campbell’s ready-to-serve franchise.

As part of its overall investment in product quality, Campbell continues to upgrade many varieties of its condensed and ready-to-serve soups with the cold blend manufacturing process. In the fall of 2002, all of Campbell’s condensed vegetable varieties were upgraded with cold blend technology, which helped to increase shipments of condensed soup in the third quarter of fiscal 2003. During fiscal year 2004, 14 condensed chicken varieties will be improved with the cold blend processes, including Campbell’s nine Fun Favorites soups, such as “Goldfish Pasta” and “Double Noodle,” as well as four Family Favorites chicken with rice varieties.

■	Shelving program gains momentum.
Campbell’s research has shown that the soup section in the grocery store is a difficult aisle for consumers to shop. “IQ Shelf Maximizer,” Campbell’s new gravity fed shelving system, effectively organizes condensed soup varieties for easy stocking and shopping. Campbell tested a similar system in Mexico last year. This year, the company conducted a more extensive test in the U.S., which showed a significant sales lift in condensed soups in stores where the system is implemented. Several large retail grocery chains already have approved it for use in their stores. The company unveiled the new shelving system at a meeting of investors in Scottsdale, Arizona in February.

Forward-Looking Statements

     This release contains “forward-looking statements” which reflect the company’s current expectations about its future plans and performance, including statements concerning the impact of marketing investments and strategies, new product introductions, and quality improvements on sales and earnings. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the company. Please refer to the company’s most recent Form 10-K and subsequent filings for a further discussion of these risks and uncertainties. The company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

About Campbell Soup Company

     Campbell Soup Company is a global manufacturer and marketer of high quality soup, sauces, beverage, biscuits, confectionery and prepared food products. The company owns a portfolio of more than 20 market-leading businesses each with more than $100 million in sales. They include “Campbell’s” soups worldwide, “Erasco” soups in Germany and “Liebig” soups in France, “Pepperidge Farm” cookies and crackers, “V8” vegetable juices, “V8 Splash” juice beverages, “Pace” Mexican sauces, “Prego” pasta sauces, “Franco-American” canned pastas and gravies, “Swanson” broths, “Homepride” sauces in the United Kingdom, “Arnott’s” biscuits in Australia and “Godiva” chocolates around the world. The company also owns dry soup and sauce businesses in Europe under the “Batchelors,” “Oxo,” “Lesieur,” “Royco,” “Liebig,” “Heisse Tasse,” “Blå Band” and “McDonnells” brands. The company is ably supported by approximately 25,000 employees worldwide. For more information on the company, visit Campbell’s website on the Internet at www.campbellsoup.com.

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